UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 21, 2011
CENTRA FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

West Virginia	000-49699	55-0770610

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

990 Elmer Prince Drive, PO Box 656, Morgantown, West Virginia	26507-0656

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (304) 598-2000
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 21, 2011, the Boards of Directors of Centra Bank, Inc. (“Centra Bank”), and Centra Financial Holdings, Inc. (“Centra Financial”) held a number of meetings and took various actions in connection with proposed merger (the “Merger”) with United Bankshares, Inc. (“United”) pursuant to the Agreement and Plan of Reorganization by and between United and Centra Financial dated December 15, 2010 (“Merger Agreement”).
In the first such meeting, the Board of Directors of Centra Bank terminated the following agreements contingent upon the consummation of the Merger:
•	Executive Salary Continuation Agreement by and between Centra Bank, Inc. Kevin D. Lemley dated January 24, 2001, as amended.
•	Executive Salary Continuation Agreement by and between Centra Bank, Inc. and Timothy P. Saab dated January 24, 2001, as amended.
•	Executive Salary Continuation Agreement by and between Centra Bank, Inc. and Henry M. Kayes, Jr. dated September 6, 2005, as amended.
•	Executive Salary Continuation Agreements with Kevin D. Lemley, Timothy Saab, Karla Strosnider, E. Richard Hilleary, and John T. Fahey, each dated September 7, 2005, as amended.
•	Supplemental Executive Retirement Plan Agreements with Kevin D. Lemley, Timothy P. Saab, Karla Strosnider, E. Richard Hilleary, John T. Fahey, and Henry M. Kayes, Jr., each dated December 24, 2008.
•	The cash payments due upon voluntary termination pursuant to Section 4(e) of the Employment Agreement by and between Douglas J. Leech, Jr. and Centra Bank, Inc., and joined in by Centra Financial Holdings, Inc., dated as of January 17, 2008, as amended on March 17, 2008, January 13, 2009, September 23, 2010, February 16, 2011, and February 17, 2011.
•	Executive Supplemental Retirement Plan Executive Agreement by and between Douglas J. Leech, Jr. and Centra Bank, Inc., and joined in by Centra Financial Holdings, Inc., dated April 20, 2000, as amended December 24, 2008, September 23, 2010, and February 17, 2011.
•	Supplemental Executive Retirement Plan Agreement by and between Douglas J. Leech, Jr. and Centra Bank, Inc., and joined in by Centra Financial Holdings, Inc., dated as of February 23, 2008, as amended March 17, 2008, January 13, 2009, and February 17, 2011.
In connection with such terminations, the Board of Centra Bank fully vested each such agreement (to the extent not previously vested), and directed that all amounts due thereunder be contributed to a rabbi trust, adjusted for any applicable interest, and paid from the trust to participants in a single lump sum on December 23, 2011. All of such actions were taken in compliance with the provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and applicable Treasury regulations.
In addition, at such first meeting, the Board of Centra Bank approved the merger of the Centra Bank 401(k) plan with and into the United 401(k) plan, to be effective as of the effective date of the Merger.
The Board of Centra Bank reviewed and approved bonuses to Mr. Leech in accordance with the Centra Financial Holdings, Inc. Short Term Incentive Plan and the Centra Financial Holdings, Inc. Long Term Incentive Plan. In addition, the Board of Directors of Centra Bank declared a discretionary bonus to Mr. Leech in the amount of $75,000. Mr. Leech did not attend the first meeting of the Boards of Directors.

In a separate meeting of the Boards held later in the day, Mr. Leech voluntarily resigned from his positions as President and Chief Executive Officer and formally tendered his resignation as an employee and officer of Centra Financial, Centra Bank and each of their affiliates, effective as of the close of business on June 21, 2011. Effective upon Mr. Leech’s resignation, the Boards of Centra Financial and Centra Bank appointed Darren K. Williams as interim President and Chief Executive Officer of Centra Financial and Centra Bank until the anticipated Merger date. In addition, in connection with the Merger, the Boards of Directors terminated the employment of Kevin D. Lemley and Richard Hilleary without cause, effective as of the close of business on June 21, 2011.
Following such actions, Centra Financial and Centra Bank’s executive officers are as follows:

			Principal Occupation
Name	Age	Position	Last Five Years

Darren K. Williams	39	Interim President and Chief Executive Officer and Chief Financial Officer (formerly Vice President and Chief Financial Officer), Centra Financial and Centra Bank	Senior Vice President, Centra Bank, Inc., former Chief Information Officer with the WVU Foundation and Senior Manager with Ernst & Young LLP

Henry M. Kayes, Jr.	43	Executive Vice President, Chief Credit Officer, Centra Bank(unchanged)	Senior Vice President, Centra Bank, Inc. Vice President, Centra Financial

Karla Strosnider	48	Senior Vice President, Centra Bank; Vice President, Centra Financial (unchanged)	Senior Vice President, Centra Bank; Vice President, Centra Financial

Timothy P. Saab	53	Senior Vice President and Secretary, Centra Bank; Vice President and Secretary, Centra Financial (unchanged)	Senior Vice President, Centra Bank, Inc. Vice President, Centra Financial

John T. Fahey	49	Vice President, Centra Financial (unchanged)	Vice President, Centra Financial
Mr. Leech remains as director and Chairman of the Board of Centra Financial and Centra Bank. None of the executive officers is related to another executive officer or to any director. Other than the matters described herein, there were no changes to compensation arrangements or agreements affecting Centra Financial or Centra Bank.

In addition, on June 21, 2011, Centra Financial Holdings, Inc., entered into a new Employment and Change-of-Control Agreement with Henry M. Kayes, Jr., as Executive Vice President and Chief Credit Officer of Centra Bank. The agreement is for a term of two years, and Mr. Kayes is entitled to two years’ compensation and benefits in the event of an involuntary termination without cause. Mr. Kayes’ agreement provides for a base salary of $198,267. A copy of the agreement with Mr. Kayes is filed herewith as Exhibit 10.54 and is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Exhibits
Exhibit 10.54 Employment and Change-of-Control Agreement with Henry M. Kayes, Jr., dated June 21, 2011.

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 27, 2011	Centra Financial Holdings, Inc.
	By:	/s/ Darren K Williams
Darren K. Williams, Interim President and
Chief Executive Officer and Chief Financial Officer